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                                                                 EXHIBIT 4.11

                 THIRD AMENDMENT TO GUARANTY OF PAYMENT OF DEBT
                 ----------------------------------------------

         This THIRD AMENDMENT TO GUARANTY OF PAYMENT OF DEBT is made and entered into as of this 18th day of December, 1996 by and among FOREST CITY ENTERPRISES, INC., an Ohio corporation ("Parent"), NATIONAL CITY BANK, THE HUNTINGTON NATIONAL BANK, COMERICA BANK, FIRST NATIONAL BANK OF OHIO, AND KEYBANK NATIONAL ASSOCIATION, f/k/a SOCIETY NATIONAL BANK (collectively the "Banks" and individually a "Bank"), and KEYBANK NATIONAL ASSOCIATION f/k/a SOCIETY NATIONAL BANK, as Agent for the Banks (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, Forest City Rental Properties Corporation ("Borrower"), the Banks, and the Agent entered into a certain Credit Agreement dated as of July 25, 1994 (the "Credit Agreement");

         WHEREAS, the Banks required, as a condition to entering into the Credit Agreement, that Parent execute and deliver to the Agent and the Banks a certain Guaranty of Payment of Debt dated July 25, 1994 (the "Guaranty") and Parent agreed to and did execute and deliver the Guaranty to the Agent and the Banks;

         WHEREAS, Borrower, the Banks and the Agent entered into First and Second Amendments to Credit Agreement dated as of September 12, 1995 and April 4, 1996, respectively, amending the Credit Agreement as therein provided and Borrower, Parent, the Banks and the Agent entered into First Second Amendments to Guaranty of Payment of Debt dated as of September 12, 1995 and April 4, 1996, respectively, amending the Guaranty as therein provided; and

         WHEREAS, Borrower, Parent, the Banks, and the Agent desire to make certain additional amendments to the Credit Agreement and, concurrently therewith, to amend the Guaranty;

         NOW, THEREFORE, it is mutually agreed as follows:

         1. AMENDMENT. Section 9.12(g) is amended by replacing the words "Ten Million Dollars ($10,000,000)" at the end thereof with the words "Fifteen Million Dollars ($15,000,000)".

         2. DEFINITIONS. Terms used in this Third Amendment to Guaranty of Payment of Debt that are defined in the Guaranty or the Credit Agreement shall have the respective meanings ascribed to them in the Guaranty or the Credit Agreement, as the case may be.

         3. REPRESENTATIONS AND WARRANTIES. Parent represents and warrants to the Agent and each of the Banks that all of the representations and warranties of the Parent set forth in Section 7 of the Guaranty are true and correct




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on and as of the date hereof and that no Event of Default or Possible Default exists on such date.

        4. NO WAIVER. The acceptance, execution and/or delivery of this Third Amendment to Guaranty of Payment of Debt by the Agent and the Banks shall not constitute a waiver or release of any obligation or liability of the Parent under the Guaranty as in effect prior to the effectiveness of this Third Amendment to Guaranty of Payment of Debt or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

        5. CONDITIONS TO EFFECTIVENESS. The amendments to the Guaranty herein provided for shall become effective upon receipt by the Agent and the Banks of such opinions of counsel to the Borrower and the Parent, certified copies of resolutions of the boards of directors of the Borrower and the Parent, and such other documents as shall be required by the Agent, the Banks, or their respective counsel to evidence and confirm the due authorization, execution, and delivery of this Third Amendment to Guaranty of Payment of Debt.

         6. CONFIRMATION OF GUARANTY. The Parent hereby confirms that the Guaranty is in full force and effect on the date hereof, and that, upon the amendment herein provided becoming effective, the Guaranty will continue in full force and effect in accordance with its terms, as hereby amended.

         IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this Third Amendment to Guaranty of Payment of Debt to be executed and delivered as of the date first above written.

FOREST CITY ENTERPRISES, INC.      THE HUNTINGTON NATIONAL BANK

By:  /s/ Thomas G. Smith           By: /s/ James R. Logan
   -----------------------------      ----------------------------

Title: Senior Vice President,CFO   Title:  Senior Vice President
      --------------------------         --------------------------


NATIONAL CITY BANK                 COMERICA BANK

By: /s/ Anthony J. Di Mare         By: /s/ John D.Price III
   -----------------------------      ----------------------------

Title: Senior Vice President       Title:  Vice President
      --------------------------         --------------------------


FIRST NATIONAL BANK OF OHIO        KEYBANK NATIONAL ASSOCIATION
                                   Individually and as Agent

By: /s/ John F. Neumann            By:  /s/ Michael D. Mitro
   -----------------------------      ----------------------------

Title: Vice President              Title: Vice President
      --------------------------         --------------------------


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